EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-36953) of Horizon Health Corporation of our report dated June 24, 2004 relating to the financial statements of Horizon Health Corporation Employees Savings and Profit Sharing Plan, which appear in this Form 11-K

/s/ PricewaterhouseCoopers

Dallas, Texas

June 24, 2004